UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2008
Neurocrine Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22705 (Commission File Number)	33-0525145 (I.R.S. Employer Identification No.)

12790 El Camino Real San Diego, California (Address of principal executive offices)		92130 (Zip Code)
Registrant’s telephone number, including area code: (858) 617-7600
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	Termination of a Material Definitive Agreement.
     On January 9, 2008, Neurocrine Biosciences, Inc. (the “Company”) received written notification from Wells Fargo Bank, N.A. that the $5.0 million letter of credit that had been issued on the Company’s behalf to Morgan Stanley Mortgage Capital Inc. was canceled effective December 31, 2007. This canceled letter of credit previously served as a security deposit related to the Company’s previous mortgage debt that was retired in December 2007.

ITEM 2.06	Material Impairments.
     On December 12, 2007, the Company received an action letter from the United States Food and Drug Administration (FDA) stating that the indiplon 5 mg and 10 mg capsules were “Approvable.” However, the FDA requested additional preclinical and clinical data for indiplon. As a result of these developments, on January 10, 2008, the Company’s Board of Directors concluded that there is a significant amount of uncertainty regarding future development of indiplon and that a material charge for impairment was required with respect to a prepaid royalty that arose out of a 2004 transaction with Wyeth whereby the Company acquired Wyeth’s financial interest in indiplon. Accordingly during the fourth quarter of 2007, the Company will recognize a non-cash impairment charge to earnings of $94 million.
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Effective January 10, 2008, Gary A. Lyons and the Company’s Board of Directors reached a mutual agreement that Mr. Lyons would no longer serve as the President and Chief Executive Officer of the Company. In connection with his departure, Mr. Lyons will receive severance benefits substantially in accordance with Section 6.5 of his existing employment agreement with the Company. Mr. Lyons will continue as a member of the Board of Directors of the Company.
(c)/(d) Effective January 10, 2008, the Company’s Board of Directors appointed Kevin C. Gorman, Ph.D., age 50, as President and Chief Executive Officer and as a member of the Board of Directors of the Company. Dr. Gorman has been employed with the Company since 1993, and most recently held the position of Executive Vice President and Chief Operating Officer before his promotion to President and Chief Executive Officer and his appointment to the Board of Directors. As Executive Vice President and Chief Operating Officer, he was responsible for research and development, human resources, business development, corporate partnering and strategic planning. From 1990 until 1993, Dr. Gorman was a principal of Avalon Medical Partners, L.P. where he was responsible for the early stage founding of the Company and several other biotechnology companies such as Onyx Pharmaceuticals, Metra Biosystems, IDUN and ARIAD Pharmaceuticals. Dr. Gorman received his Ph.D. in immunology and M.B.A. in finance from the University of California, Los Angeles and did further post-doctoral training at The Rockefeller University.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROCRINE BIOSCIENCES, INC.
By:	/s/ Timothy P. Coughlin
Timothy P. Coughlin
Vice President and Chief Financial Officer

Date: January 14, 2008